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September 18, 1996


Trans Leasing International, Inc.
3000 Dundee Road
Northbrook, Illinois  60062

RE:  REGISTRATION STATEMENT ON FORM S-8                              EXHIBIT 5.1

Ladies and Gentlemen:

We are acting as counsel to Trans Leasing International, Inc., a Delaware corporation (the "Company"), in connection with the offering and registration by the Company of (a) 30,000 shares of the Company's Common Stock, par value $.01 per share (the "Shares"), and (b) an indeterminate amount of plan interests (the "Interests") issuable in connection with the Trans Leasing International, Inc. Savings Plan (As Amended and Restated Effective as of July 1, 1994), as amended by the First Amendment to the Trans Leasing International, Inc. Savings Plan (the "Plan"), pursuant to the Company's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 19, 1996 (the "Registration Statement"). We understand that it is the Company's intention that the Shares will be purchased by the Plan Trustee on the open market.

In this connection, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, certificates and written and oral statements of officers and accountants of the Company and of public officials, and other documents that we have considered necessary and appropriate for this opinion and, based thereon, we advise you that, in our opinion:

1. The Shares that are being registered by the Company under the Registration Statement pursuant to the Plan referred to in the Registration Statement shall not constitute original issuance securities, but shall continue to be validly issued, fully paid and nonassessable after being purchased in open market transactions.

2. The Interests, when issued, delivered and paid for in accordance with the Plan as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.
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Trans Leasing International, Inc.
September 18, 1996
Page 2




We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to its use as part of the Registration Statement.

Very truly yours,

/s/ OPPENHEIMER WOLFF & DONNELLY